CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Reports Fourth-Quarter and Full-Year 2009 Results

Cincinnati, February 4, 2010 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•
Fourth-quarter 2009 net income of $245 million, or $1.50 per share, compared with $161 million, or 99 cents per share, in the fourth quarter of 2008; operating income* of $86 million, or 53 cents per share, compared with $92 million, or 57 cents per share.

•
Full-year 2009 net income of $432 million, or $2.65 per share, compared with $429 million, or $2.62, in 2008. Operating income of $215 million, or $1.32 per share, compared with $344 million, or $2.10, in 2008.

•
$3 million increase in full-year 2009 net income reflected the after-tax net effect of three major contributing items: a $132 million increase from net realized investment gains, partially offset by a $48 million decrease from investment income and a $74 million decrease from property casualty underwriting results.

•	$29.25 book value per share at December 31, 2009, up 13.6 percent for the year and 2.8 percent from September 30, 2009.
•	Value creation ratio reached 19.7 percent for the year 2009, compared with negative 23.5 percent for the year 2008.

Financial Highlights

	Three months ended December 31,			Twelve months ended December 31,
(Dollars in millions except share data)	2009	2008	Change %	2009	2008	Change %
Revenue Highlights
Earned premiums	$752	$780	(3.6)	$3,054	$3,136	(2.6)
Investment income, pre-tax	131	125	4.7	501	537	(6.8)
Total revenues	1,133	1,018	11.3	3,903	3,824	2.1
Income Statement Data
Net income	$245	$161	52.1	$432	$429	0.7
Net realized investment gains and losses	159	69	130.5	217	85	155.8
Operating income*	$86	$92	(6.6)	$215	$344	(37.6)
Per Share Data (diluted)
Net income	$1.50	$0.99	51.5	$2.65	$2.62	1.1
Net realized investment gains and losses	0.97	0.42	131.0	1.33	0.52	155.8
Operating income*	$0.53	$0.57	(7.0)	$1.32	$2.10	(37.1)

Book value				$29.25	$25.75	13.6
Cash dividend declared	0.395	0.39	1.3	1.57	1.56	0.6
Diluted weighted average shares outstanding	163,092,882	162,485,576	0.4	162,866,863	163,362,409	(0.3)
Insurance Operations Highlights
•
98.6 percent fourth-quarter 2009 property casualty combined ratio as net written premiums declined 5.1 percent. Full-year 2009 property casualty combined ratio at 104.5 percent, with 3.3 percent decline in net written premiums.

•
$94 million fourth-quarter and $405 million full-year 2009 property casualty new business written by agencies, down $6 million and up $37 million, respectively. The full-year increase included $25 million from standard market geographic expansion initiatives and $18 million from excess and surplus lines.

•
6 cents per share contribution from life insurance operating income to fourth-quarter results, down 4 cents from 2008. Full-year contribution to operating income from life insurance was 22 cents per share, down 2 cents.

Balance Sheet and Investment Highlights
•	$29.25 book value, up 13.6 percent from $25.75 at December 31, 2008. Shareholders’ equity grew to $4.760 billion.
•	Property casualty statutory surplus rose 8.6 percent to $3.648 billion.
•	13.1 percent year-over-year increase in cash plus invested assets at December 31, 2009.
•	Investment income, after income tax effects, was nearly flat for the fourth quarter. Full-year 2009 declined 11.3 percent primarily due to prior period dividend decreases.
•	Strong capital position includes financial flexibility from parent company cash and marketable securities of $997 million.

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 8).

Steady Progress
Kenneth W. Stecher, president and chief executive officer, commented, “The final quarter of 2009 marked Cincinnati Financial’s third consecutive quarter of increasing financial strength, with growth of total assets, invested assets and book value, as well as statutory surplus for both our property casualty insurance group and for our life insurance company. At year-end 2009, all of these measures reached substantially higher levels than those reported at year-end 2008, reflecting the success of our strategy to manage capital effectively and of our initiative to diversify our investment portfolio and rebalance it on an ongoing basis.

“We also are on track to resume favorable investment income comparisons, which were affected by shifts in asset allocations as we restructured the portfolio in 2008 and early 2009. Fourth-quarter pre-tax investment income grew 4.7 percent, a pace that tops any quarter since the fourth quarter of 2007. On the after-tax basis that we believe is appropriate for measuring investment income from the restructured portfolio, our fourth-quarter result was our best this year. We continue to refine our bond portfolio’s laddered maturities and continue to invest in equities, helping shield the portfolio from inflationary pressures.

“Sales of securities in the investment portfolio also provided the bulk of the net realized gains that added to fourth-quarter net income, taking full-year net income just above last year’s result. We harvested gains of $162 million as a result of the Wyeth/Pfizer merger and $26 million as a result of the Verisk initial public offering of stock, leaving a healthy $1.026 billion of unrealized gains in the portfolio at December 31.

Fourth-Quarter Underwriting Profits
“Property casualty insurance underwriting generated $10 million of pretax profits for the fourth quarter. Milder weather and improved personal lines pricing benefitted results, contributing to a $16 million fourth-quarter personal lines underwriting profit that was partially offset by $4 million of commercial lines underwriting loss. The property casualty combined ratio was 96.8 percent in the second half of 2009, improving the full-year ratio to 104.5 percent.

“Our commercial lines operation, which generate approximately 72 percent of our premium revenues, have been affected by lower insured exposures and soft pricing. The average change in renewal pricing for the fourth quarter narrowed to a very low single digit decline. We chose to compete for fewer new large commercial accounts due to stronger price competition that we believe leaves insufficient margin for underwriting profit. Our agents continue to help us evaluate the quality of each account, and we continue to increase our use of predictive analytics as a tool to assure adequate pricing.

“Close attention to underwriting and price adequacy, in addition to the weak economy, led to a 5.1 percent decline in net property casualty written premiums for the quarter and 3.3 percent for the year. New business rose 9.9 percent to $405 million, driven by growth from personal lines and excess and surplus lines. Our agents and staff have the discipline and skill to identify quality accounts, controlling near-term growth with the expectation that commercial pricing may not improve this year – but we aren’t standing still. We continue in 2010 to focus sharply on initiatives that position us for the future as marketplace conditions improve.

Agent-Centered Initiatives
“Because our relationships with local insurance agencies are our primary strategic advantage, we’re committed to increasing the efficiency and success of those independent businesses. This week, we delivered the next version of our personal lines policy administration system with easy navigation and convenient features. In 2010, we plan to deliver our new system for commercial package and auto policies to 19 more states. Agents in the 11 states that received this system in the fourth quarter of 2009 give it good reviews, appreciating its expanded billing and policy delivery options and real-time capabilities. These systems make it easier for agents to quote, issue and deliver Cincinnati policies. We’ll also continue work in 2010 on tools that make it easy for agents to compare our personal lines rates, and we’ll add to our current online policyholder services for their personal lines clients, providing the ability to view policies and print ID cards as well as pay company-billed premiums.

“Superior claims service is the Cincinnati advantage that our agents value most, and we worked in 2009 to strengthen that advantage. We added more workers’ compensation claims specialists in the field, and, effective January 2010, our headquarters staff began operating a workers’ compensation claim reporting center, designed to improve our response time and help policyholders act quickly to limit losses. In 2010, we also will add more loss control specialists to help manage risks that can lead to workers’ compensation and other types of losses.

“Other 2010 initiatives will expand operations into new territories and agencies, setting the stage for future premium growth while diversifying geographically to help manage catastrophe risk. Having entered Colorado and Wyoming in 2009 and Texas late in 2008, we’ll continue to develop our agency relationships in those states and research regulatory and competitive conditions in other states to evaluate our opportunities. We generally open a state for commercial lines first, starting a personal lines relationship as we gain more experience in the state. In New York, where our agents have marketed our commercial products since 1998, we are working to add personal lines product offerings in 2010, with timing being largely dependent on regulatory approval.  Over all states of operation, we’re targeting 65 new agency appointments in 2010, the same goal exceeded in 2009 with 87 appointments. We continue to select only agencies that are professionally managed, financially sound community leaders and to consider the marketing reach of each agency, an approach that in many areas allows for exclusivity in our agency representation.

“Finally, in 2010 we’ll continue our initiative to expand our excess and surplus lines business launched at the beginning of 2008. In its second full year of operation, Cincinnati Specialty Underwriters wrote $40 million of business and gave us new opportunities to write the standard market coverages for the same accounts. To meet agent needs, we expanded the lines of business in 2009 to include professional errors and omissions and excess liability. We plan in 2010 to make more excess and surplus products available and to increase our support for targeted standard market products, making them more attractive and easier for our agents to sell.

“Our long-term initiatives already are helping us manage risk and increase stability. We were able to negotiate a stronger 2010 reinsurance program at the same pricing as last year’s program as a result of our efforts in 2009 to diversify geographically, to manage catastrophe risk and to assure superior catastrophe claims handling by our own trained claims representatives. Our strong reinsurance program, strong reserves and prudent investment portfolio structure have historically protected our cash flow, allowing us to pay claims without ever having to sell an investment before we’re ready to do so. This approach continues to create shareholder value, as indicated in 2009, our 49th consecutive year of cash dividend increase.”

Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2009	2008	Change %	2009	2008	Change %

Agency renewal written premiums	$635	$669	(5.0)	$2,665	$2,828	(5.8)
Agency new business written premiums	94	100	(6.3)	405	368	9.9
Other written premiums	(49)	(52)	6.3	(159)	(186)	15.1
Net written premiums	680	717	(5.1)	2,911	3,010	(3.3)
Unearned premium change	33	30	8.3	-	-	nm
Earned premiums	713	747	(4.6)	2,911	3,010	(3.3)

Loss and loss expenses	464	474	(2.3)	2,086	2,056	1.4
Underwriting expenses	239	264	(9.5)	956	971	(1.5)
Underwriting profit (loss)	$10	$9	18.9	$(131)	$(17)	nm

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	77.0%	81.7%	(4.7)	72.2%	72.2%	0.0
Current accident year catastrophe losses	(1.6)	(2.0)	0.4	5.9	6.8	(0.9)
Prior accident years before catastrophe losses	(10.3)	(16.0)	5.7	(6.2)	(10.7)	4.5
Prior accident year catastrophe losses	(0.1)	(0.1)	0.0	(0.2)	0.0	(0.2)
Total loss and loss expenses	65.0	63.6	1.4	71.7	68.3	3.4
Underwriting expenses	33.6	35.3	(1.7)	32.8	32.3	0.5
Combined ratio	98.6%	98.9%	(0.3)	104.5%	100.6%	3.9
Contribution from catastrophe losses and prior years reserve development	(12.0)	(18.1)	6.1	(0.5)	(3.9)	3.4
Combined ratio before catastrophe losses and prior years reserve development	110.6%	117.0%	(6.4)	105.0%	104.5%	0.5
•
5.1 percent and 3.3 percent declines in fourth-quarter and full-year 2009 property casualty net written premiums, reflecting the effects of insured exposure decreases, soft pricing and disciplined renewal underwriting.

•
$37 million rise to $405 million in 2009 new business written by agencies reflected the contribution from new agency appointment and other growth initiatives in recent years. $26 million of the increase was from standard market property casualty new business produced by agencies appointed since 2005 and $18 million of the increase was from the excess and surplus lines operation that began in 2008. A growth initiative commencing in 2008 to market personal lines or significantly expand our personal lines product offerings and automation capabilities in seven states contributed $13 million in 2009 new business.

•
1,180 agency relationships with 1,463 reporting locations marketing standard market property casualty insurance products at December 31, 2009, up 47 or 4.1 percent and 76 or 5.5 percent, respectively, from year-end 2008.

•
GAAP combined ratio for the second half of 2009 was a profitable 96.8 percent. Combined ratio of 112.1 percent for the first half of 2009 reflected 10.4 percentage points from the combined effect of catastrophe losses and prior accident year reserve development.

•
Full-year 2009 GAAP combined ratio increased compared with 2008 primarily due to a lesser amount of favorable loss reserve development on prior year reserves. Fourth-quarter favorable development was $74 million, down $46 million.

The following table shows incurred catastrophe losses each quarter, as of December 31.
(In millions, net of reinsurance)	Three months ended December 31,			Twelve months ended December 31,
	Commercial	Personal		Commercial	Personal
Dates	lines	lines	Total	lines	lines	Total
2009
First quarter catastrophes	$(1)	$0	$(1)	$20	$49	$69
Second quarter catastrophes	(10)	(2)	(12)	37	50	87
Third quarter catastrophes	3	(1)	2	9	7	16
Fourth quarter catastrophes	0	0	0	0	0	0
Development on 2008 and prior catastrophes	(2)	1	(1)	(12)	5	(7)
Calendar year incurred total, net of reinsurance	$(10)	$(2)	$(12)	$54	$111	$165

2008
First quarter catastrophes	$(2)	$1	$(1)	$20	$22	$42
Second quarter catastrophes	(7)	(4)	(11)	61	30	91
Third quarter catastrophes	1	(4)	(3)	25	47	72
Fourth quarter catastrophes	0	0	0	0	0	0
Development on 2007 and prior catastrophes	(1)	0	(1)	(3)	1	(2)
Calendar year incurred total, net of reinsurance	$(9)	$(7)	$(16)	$103	$100	$203

Insurance Operations Highlights
Commercial Lines Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2009	2008	Change %	2009	2008	Change %

Agency renewal written premiums	$478	$514	(6.9)	$2,013	$2,156	(6.6)
Agency new business written premiums	67	83	(19.5)	298	312	(4.6)
Other written premiums	(42)	(45)	6.2	(130)	(157)	16.8
Net written premiums	503	552	(8.8)	2,181	2,311	(5.6)
Unearned premium change	29	21	32.6	18	5	265.4
Earned premiums	532	573	(7.3)	2,199	2,316	(5.1)

Loss and loss expenses	356	358	(0.7)	1,515	1,504	0.7
Underwriting expenses	180	204	(11.6)	719	742	(3.1)
Underwriting profit (loss)	$(4)	$11	nm	$(35)	$70	nm

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	79.5%	80.8%	(1.3)	72.5%	72.1%	0.4
Current accident year catastrophe losses	(1.5)	(1.3)	(0.2)	3.0	4.6	(1.6)
Prior accident years before catastrophe losses	(10.8)	(16.8)	6.0	(6.1)	(11.7)	5.6
Prior accident year catastrophe losses	(0.3)	(0.2)	(0.1)	(0.5)	(0.1)	(0.4)
Total loss and loss expenses	66.9	62.5	4.4	68.9	64.9	4.0
Underwriting expenses	33.9	35.6	(1.7)	32.7	32.1	0.6
Combined ratio	100.8%	98.1%	2.7	101.6%	97.0%	4.6
Contribution from catastrophe losses and prior years reserve development	(12.6)	(18.3)	5.7	(3.6)	(7.2)	3.6
Combined ratio before catastrophe losses and prior years reserve development	113.4%	116.4%	(3.0)	105.2%	104.2%	1.0
•
8.8 percent and 5.6 percent declines in fourth-quarter and full-year 2009 commercial lines net written premiums. Lower renewal premiums reflected modest pricing declines and economically-driven lower insured exposure levels such as business sales or payroll volume. New business premiums reflected decisions to decline business considered underpriced.

•	Fourth-quarter and full-year 2009 GAAP combined ratio increased compared with 2008 primarily due to a lesser amount of favorable loss reserve development for prior year accident years.
•
The effects of modestly lower prices due to soft market conditions combined with normal loss cost inflation continued, putting upward pressure on the combined ratio. Loss reserving practices remain consistent with the past.

Personal Lines Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2009	2008	Change %	2009	2008	Change %

Agency renewal written premiums	$153	$156	(1.8)	$642	$672	(4.5)
Agency new business written premiums	20	11	76.7	75	42	80.6
Other written premiums	(6)	(8)	22.9	(26)	(29)	11.1
Net written premiums	167	159	4.7	691	685	0.9
Unearned premium change	5	12	(56.6)	(6)	4	nm
Earned premiums	172	171	0.5	685	689	(0.6)

Loss and loss expenses	102	113	(9.6)	551	547	0.7
Underwriting expenses	54	58	(6.5)	215	224	(4.1)
Underwriting profit (loss)	$16	$0	nm	$(81)	$(82)	1.9

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	69.6%	83.3%	(13.7)	70.9%	72.2%	(1.3)
Current accident year catastrophe losses	(1.7)	(4.2)	2.5	15.4	14.4	1.0
Prior accident years before catastrophe losses	(9.0)	(13.3)	4.3	(6.6)	(7.3)	0.7
Prior accident year catastrophe losses	0.3	0.1	0.2	0.7	0.1	0.6
Total loss and loss expenses	59.2	65.9	(6.7)	80.4	79.4	1.0
Underwriting expenses	31.7	34.1	(2.4)	31.4	32.5	(1.1)
Combined ratio	90.9%	100.0%	(9.1)	111.8%	111.9%	(0.1)
Contribution from catastrophe losses and prior years reserve development	(10.4)	(17.4)	7.0	9.5	7.2	2.3
Combined ratio before catastrophe losses and prior years reserve development	101.3%	117.4%	(16.1)	102.3%	104.7%	(2.4)
•
4.7 percent increase in fourth-quarter 2009 personal lines net written premiums, primarily due to improved pricing and strong new business growth. 37.7 percent of full-year 2009 new business increase came from seven states where we began in 2008 to market personal lines or significantly expanded our personal lines product offerings and automation capabilities.

•	Fourth-quarter 2009 results reflect favorable development on prior accident year reserves and negligible catastrophe losses.

Life Insurance Operations
(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2009	2008	Change %	2009	2008	Change %
Earned premiums	$39	$33	18.8	$143	$126	13.0
Investment income, net of expenses	32	31	2.9	122	120	2.2
Other income	-	1	(155.0)	-	2	(88.1)
Total revenues, excluding realized investment gains and losses	71	65	9.5	265	248	7.0
Contract holders benefits	42	27	57.1	160	142	13.3
Underwriting expenses	15	12	20.8	50	45	9.1
Total benefits and expenses	57	39	45.5	210	187	12.3
Net income before income tax and realized investment gains and losses	14	26	(46.0)	55	61	(9.2)
Income tax	5	9	(46.0)	19	21	(6.1)
Net income before realized investment gains and losses	$9	$17	(45.9)	$36	$40	(10.8)
•
13.3 percent increase to $139 million in full-year 2009 earned premiums for life insurance products. Increase included 13.5 percent rise to $85 million in full-year 2009 term life insurance earned premiums, reflecting marketing advantages of competitive, up-to-date products, personal service and policies backed by financial strength. Earned premiums include life insurance, annuity and accident and health premiums.

•	6.0 percent rise in face amount of life policies in force to $69.815 billion at year-end 2009, from $65.888 billion at year-end 2008.
•
Fixed annuity application-received count for 2009 was up nearly five-fold from 2008, primarily due to a competitive interest crediting rate compared to bank certificate of deposit rates. Total fixed annuity deposits received totaled $181 million compared with $34 million in 2008. We do not offer variable or indexed products.

•
GAAP shareholders’ equity for The Cincinnati Life Insurance Company increased during 2009 by $195 million, or 41.4 percent, to $666 million. Net after-tax unrealized gains were up $130 million, including $122 million for the fixed-maturity portfolio.

Investment and Balance Sheet Highlights

Investment Operations
	Three months ended December 31,			Twelve months ended December 31,
(In millions)	2009	2008	Change %	2009	2008	Change %
Investment income:
Interest	$105	$88	19.4	$402	$326	23.1
Dividends	27	35	(25.3)	100	204	(50.8)
Other	1	4	(71.1)	7	14	(53.3)
Investment expenses	(2)	(2)	9.5	(8)	(7)	(5.2)
Total investment income, net of expenses, pre-tax	131	125	4.7	501	537	(6.8)
Income taxes	(32)	(25)	(25.8)	(118)	(106)	(11.5)
Total investment income, net of expenses, after-tax	$99	$100	(0.6)	$383	$431	(11.3)

Effective tax rate	24.1%	20.0%		23.6%	19.7%

Average yield pre-tax	4.7%	4.9%		4.7%	4.8%
Average yield after-tax	3.6%	3.9%		3.6%	3.9%

	Three months ended December 31,			Twelve months ended December 31,
(In millions)	2009	2008	Change %	2009	2008	Change %
Total investment income, net of expenses, pre-tax	$131	$125	4.7	$501	$537	(6.8)
Investment interest credited to contract holders	(18)	(16)	(17.2)	(69)	(63)	(10.0)
Realized investment gains and losses summary:
Realized investment gains and losses, net	261	245	6.7	440	686	(35.8)
Change in fair value of securities with embedded derivatives	4	(25)	nm	27	(38)	nm
Other-than-temporary impairment charges	(18)	(110)	83.6	(131)	(510)	74.3
Total realized investment gains and losses, net	247	110	125.4	336	138	144.5
Investment operations income	$360	$219	64.1	$768	$612	25.5

•
0.6 percent decline in fourth-quarter 2009 after-tax net investment income, as higher interest income nearly offset late 2008 and early 2009 dividend reductions by equity security holdings. Fourth-quarter 2008 before-tax investment income included $3 million of amortization for previously impaired bonds, with none in fourth-quarter 2009 due to current accounting standards for impaired securities.

•	$438 million full-year 2009 increase in pre-tax unrealized investment portfolio gains, including $571 million for the bond portfolio.
•	$462 million in net gains from sales of equity securities were included in pre-tax realized investment gain for full-year 2009 as the company actively managed sector and issue diversification.
	At December 31,	At December 31,
(Dollars in millions except share data)	2009	2008
Balance sheet data
Invested assets	$10,643	$8,890
Total assets	14,440	13,369
Short-term debt	49	49
Long-term debt	790	791
Shareholders' equity	4,760	4,182
Book value per share	29.25	25.75

Debt-to-capital ratio	15.0%	16.7%

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Performance measures
Value creation ratio	4.2%	(9.5)%	19.7%	(23.5)%
•	$11.200 billion in cash and invested assets at December 31, 2009, up from $9.899 billion at December 31, 2008.
•	$7.855 billion bond portfolio at December 31, 2009, with an average rating of A2/A and with a 2.4 percent rise in fair value during the fourth quarter of 2009.
•	$2.701 billion equity portfolio was 25.4 percent of invested assets, including $685 million in pre-tax unrealized gains at December 31, 2009.
•
$3.648 billion of statutory surplus for the property casualty insurance group at December 31, 2009, up from $3.360 billion at December 31, 2008. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2009, of 0.80-to-1, improved from 0.89-to-1 for the 12 months ended December 31, 2008.

•	Value creation ratio of 19.7 percent for the year 2009 includes 6.1 percent from shareholder dividends and 13.6 percent growth in book value per share.

For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2008 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 25. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
°	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
°	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
°	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

°	Multi-notch downgrades of the company’s financial strength ratings
°	Concerns that doing business with the company is too difficult
°	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
°	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
°	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
°	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
°	Increase our expenses
°
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

°	Limit our ability to set fair, adequate and reasonable rates
°	Place us at a disadvantage in the marketplace
°	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

Cincinnati Financial Corporation
Consolidated Balance Sheets (unaudited)
	December 31,	December 31,
(In millions except per share data)	2009	2008

ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2009—$7,514; 2008—$6,058)	$7,855	$5,827
Equity securities, at fair value (cost: 2009—$2,016; 2008—$2,077)	2,701	2,896
Short-term investments, at fair value (amortized cost: 2009—$6; 2008—$84)	6	84
Other invested assets	81	83
Total investments	10,643	8,890

Cash and cash equivalents	557	1,009
Investment income receivable	118	98
Finance receivable	75	71
Premiums receivable	995	1,059
Reinsurance receivable	675	759
Prepaid reinsurance premiums	15	15
Deferred policy acquisition costs	481	509
Deferred income tax	-	126
Land, building and equipment, net, for company use (accumulated depreciation: 2009—$335; 2008—$297)	251	236
Other assets	45	49
Separate accounts	585	548
Total assets	$14,440	$13,369

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,142	$4,086
Life policy reserves	1,783	1,551
Unearned premiums	1,509	1,544
Other liabilities	670	618
Deferred income tax	152	-
Note payable	49	49
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debentures due 2028	391	392
Separate accounts	585	548
Total liabilities	9,680	9,187

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2009—500 million shares, 2008—500 million shares; issued: 2009—196 million shares, 2008—196 million shares)	393	393
Paid-in capital	1,081	1,069
Retained earnings	3,862	3,579
Accumulated other comprehensive income	624	347
Treasury stock at cost (2009—34 million shares, 2008—34 million shares)	(1,200)	(1,206)
Total shareholders' equity	4,760	4,182
Total liabilities and shareholders' equity	$14,440	$13,369

Cincinnati Financial Corporation
Consolidated Statements of Income (unaudited)
(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

REVENUES
Earned premiums
Property casualty	$713	$747	$2,911	$3,010
Life	39	33	143	126
Investment income, net of expenses	131	125	501	537
Realized investment gains and losses	247	110	336	138
Other income	3	3	12	13
Total revenues	1,133	1,018	3,903	3,824

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	505	500	2,242	2,193
Underwriting, acquisition and insurance expenses	254	277	1,004	1,016
Other operating expenses	6	6	20	22
Interest expense	13	14	55	53
Total benefits and expenses	778	797	3,321	3,284

INCOME BEFORE INCOME TAXES	355	221	582	540

PROVISION (BENEFIT) FOR INCOME TAXES
Current	73	93	79	238
Deferred	37	(33)	71	(127)
Total provision for income taxes	110	60	150	111

NET INCOME	$245	$161	$432	$429

PER COMMON SHARE
Net income—basic	$1.50	$0.99	$2.66	$2.63
Net income—diluted	$1.50	$0.99	$2.65	$2.62

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures
(See attached tables for 2009 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation
Net Income Reconciliation

(In millions except per share data)	Three months ended	Twelve months ended
	December 31, 2009	December 31, 2009
Net income	$245	$432
Net realized investment gains and losses	159	217
Operating income	86	215
Less catastrophe losses	8	(107)
Operating income before catastrophe losses	$78	$322

Diluted per share data:
Net income	$1.50	$2.65
Net realized investment gains and losses	0.97	1.33
Operating income	0.53	1.32
Less catastrophe losses	0.05	(0.66)
Operating income before catastrophe losses	$0.48	$1.98

Property Casualty Reconciliation

(Dollars in millions)	Three months ended December 31, 2009
	Consolidated*	Commercial	Personal
Premiums:
Adjusted written premiums - statutory	$693	$516	$167
Written premium adjustment	(13)	(13)	0
Reported written premiums - statutory	680	503	167
Unearned premiums change	33	29	5
Earned premiums	$713	$532	$172

Statutory combined ratio:
Statutory combined ratio	99.1%	102.0%	89.4%
Contribution from catastrophe losses	(1.7)	(1.8)	(1.4)
Statutory combined ratio excluding catastrophe losses	100.8%	103.8%	90.8%

Commission expense ratio	20.4%	20.0%	20.9%
Other expense ratio	13.7	15.1	9.3
Statutory expense ratio	34.1%	35.1%	30.2%

GAAP combined ratio:
GAAP combined ratio	98.6%	100.8%	90.9%
Contribution from catastrophe losses	(1.7)	(1.8)	(1.4)
Prior accident years before catastrophe losses	(10.3)	(10.8)	(9.0)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	110.6%	113.4%	101.3%

(Dollars in millions)	Twelve months ended December 31, 2009
	Consolidated*	Commercial	Personal
Premiums:
Adjusted written premiums - statutory	$2,919	$2,190	$690
Written premium adjustment	(8)	(9)	1
Reported written premiums - statutory	2,911	2,181	691
Unearned premiums change	-	18	(6)
Earned premiums	$2,911	$2,199	$685

Statutory combined ratio:
Statutory combined ratio	104.4%	101.8%	111.4%
Contribution from catastrophe losses	5.7	2.5	16.1
Statutory combined ratio excluding catastrophe losses	98.7%	99.3%	95.3%

Commission expense ratio	19.0%	18.6%	20.0%
Other expense ratio	13.7	14.3	11.0
Statutory expense ratio	32.7%	32.9%	31.0%

GAAP combined ratio:
GAAP combined ratio	104.5%	101.6%	111.8%
Contribution from catastrophe losses	5.7	2.5	16.1
Prior accident years before catastrophe losses	(6.2)	(6.1)	(6.6)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	105.0%	105.2%	102.3%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.
* Consolidated property casualty data includes results from our surplus line of business.